SCHEDULE 14A INFORMATION

 Proxy Statement Pursuant to Section 14(a)of the Securities Exchange Act of 1934

                              (Amendment No. ____)


     Filed by the Registrant [x]
     Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

     [ ] Preliminary Proxy Statement
     [ ] Confidential, for use of the Commission only (as permitted by Rule
         14a-6(e)(2)
     [ ] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [x] Soliciting Material Pursuant to ss.240.14a-12

                           FARM FAMILY HOLDINGS, INC.
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

    Payment of Filing Fee (Check the appropriate box):

    [x] No fee required.

    [ ] Fee computed on table below per Exchange Rules 14a-6(i)(1) and 0-11

       (1) Title of each class of securities to which transaction applies:

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       (2) Aggregate number of securities to which transaction applies:

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       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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


       (4) Proposed maximum aggregate value of transaction:

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       (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act
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        was paid previously. Identify the previous filing by registration
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

Glenmont, New York - October 31, 2000 - American National Insurance Company (NASDAQ: ANAT) ("American National") and Farm Family Holdings, Inc. (NYSE: FFH) ("Farm Family") today announced a definitive merger agreement under which American National will acquire Farm Family at a price of $44 per share for Farm Family's common stock and $35.72 per share for Farm Family's Series A Preferred Stock in cash. The consideration to be paid to the holders of the Series A Preferred Stock will also include any accrued and unpaid dividends to the closing date.

The merger, valued at approximately $280 million, is subject to certain closing conditions, including the approval of the holders of a majority of Farm Family's outstanding voting stock and the approval of the New York Insurance Department. The companies expect to close the merger late in the first quarter of 2001.

American National, which was founded in 1905, is headquartered in Galveston, Texas. American National has over $9 billion in assets and had total revenues for the year ended December 31, 1999 of approximately $1.9 billion. The American National family of companies offers a broad line of products and services, which include individual and group life and health insurance, and annuities; personal lines property and casualty insurance; credit insurance and mutual funds. The life insurance business conducted by the American National family of companies is conducted in all states, as well as in Mexico, Puerto Rico, Guam and American Samoa. American National is also authorized to sell its products to American military personnel in Western Europe. American National's property and casualty subsidiary, American National Property and Casualty Company ("ANPAC"), is based in Springfield, Missouri and currently operates in 37 states. American National and ANPAC have been assigned a Best's rating of A+ (Superior) by A.M. Best Company and are rated AA+ (Very Strong) by Standard and Poor's. In addition, the Ward Financial Group named ANPAC as a 1999 Ward's 50 Benchmark Company. Additional information regarding American National is available at www.anico.com.

Philip P. Weber, President and Chief Executive Officer of Farm Family said, "The merger with American National presents an excellent opportunity for our shareholders, employees, agents, and policyholders. The addition of Farm Family to American National's extensive financial services network will enhance the ability of both organizations to compete and succeed in the rapidly consolidating financial services industry. The combination of our companies will improve American National's ability to deliver outstanding products and services to the agribusiness and rural and suburban communities throughout the United States."

Following the merger, Farm Family will continue as a subsidiary of American National and will be headquartered in Albany, New York with Mr. Weber as its Chief Executive Officer. Farm Family will retain its brand identity and will focus on expanding the delivery of a wider array of financial services to farms, agricultural related businesses and residents and businesses of rural and suburban communities in its existing twelve-state territory. In addition, ANPAC plans to introduce certain of Farm Family's products, including the Special Farm Package, Country Estate, businessowners and commercial package policies into ANPAC's markets across the United States.

Gregory V. Ostergren, Chairman of the Board, President, and Chief Executive Officer of ANPAC said, "This is part of our strategic plan to add strong companies and services to our existing financial services network. The acquisition of Farm Family will strengthen American National's presence in the market and is consistent with our mission. Farm Family provides us with three New York domiciled insurance companies and gives us a platform to expand in the northeast, an area that geographically has not been a stronghold for American National. Further, we expect to capitalize on the expertise of Farm Family and its agents and employees in serving the agricultural and related markets by providing its specialized products in the territories where we do have a strong presence. We view this as an opportunity to increase the strength of both companies."

Farm Family is the parent of Farm Family Casualty Insurance Company, Farm Family Life Insurance Company ("Farm Family Life") and United Farm Family Insurance Company ("United Farm Family") which are domiciled in New York and operate in twelve northeastern states. Farm Family Casualty and United Farm Family are specialized property and casualty insurers of farms, agricultural related businesses and residents and businesses of rural and suburban communities. Farm Family Life sells individual whole life, term and universal life insurance products, single and flexible premium deferred annuity products and disability income insurance products. Additional information regarding the Company is available at www.farmfamily.com.

In connection with the proposed merger, Farm Family will file a proxy statement with the Securities and Exchange Commission (the "SEC"). WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain a copy of the proxy statement (when available) and other documents filed by Farm Family free of charge at the SEC's web site, http://www.sec.gov or at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, documents filed by Farm Family can be obtained by contacting Farm Family at the following address and telephone number: Farm Family Holdings, Inc. Attention: Investor Relations, P.O. Box 656, Albany, NY 12201-0656 (518) 431 - 5036.

Farm Family and its officers, directors and certain other employees of Farm Family may be soliciting proxies from Farm Family stockholders in favor of the proposed merger and may be deemed to be "participants in the solicitation" under the rules of SEC. Information regarding the interests of the participants in the solicitation will be set forth in the proxy statement when it becomes available.

Safe Harbor Statement under The Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on managements' current knowledge, expectations, estimates, beliefs and assumptions. The forward-looking statements in this press release include, but are not limited to, statements of the plans and objectives of each of American National Insurance Company ("American National") and Farm Family Holdings, Inc. ("Farm Family") or their managements', statements of future economic performance and assumptions underlying statements regarding American National and Farm Family or their businesses. Readers are hereby cautioned that certain events or circumstances could cause actual results to differ materially from those estimated, projected, or predicted. The forward-looking statements in this press release are not guarantees of future performance and are subject to a number of important risks and uncertainties, many of which are outside American National's and Farm Family's control, that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the satisfaction of the closing conditions set forth in the merger agreement (which conditions include but are not limited to the approval of the holders of the majority of the outstanding shares of voting stock of Farm Family, approval of the New York Insurance Department and other governmental approvals), and other risks listed from time to time in Farm Family's Securities and Exchange Commission filings, including Form 10-K filed for the fiscal year ended December 31, 1999 and Forms 10-Q filed for the quarters ended March 31, 2000 and June 30, 2000.

October 31, 2000



To:  All Farm Family Employees


Today, American National Insurance Company (NASDAQ: ANAT) ("American National") and Farm Family Holdings, Inc. (NYSE: FFH) ("Farm Family") announced a definitive merger agreement under which American National will acquire Farm Family at a price of $44 per share for Farm Family's Common Stock and $35.72 per share for Farm Family's Series A Preferred Stock in cash. The consideration to be paid to the holders of the Series A Preferred Stock will also include any accrued and unpaid dividends to the closing date. Although the transaction is subject to shareholder and regulatory approvals, we expect the transaction to close late in the first quarter of 2001.

We are all very excited at the prospects and opportunities created by this combination. We believe this strategic transaction creates opportunities for our agents and employees. The addition of Farm Family to the American National Family of Companies strengthens our business opportunities in the financial services industry as we move forward - together. We view this as an opportunity to increase the strength of both companies.

We encourage you all to review the press releases and company information we have provided. Additional information about the companies is available at www.anico.com and www.farmfamily.com. Further, with the assistance of your managers, we will continue to communicate with you directly to respond to your inquiries, and to keep you apprised of our plans to succeed.

We understand that mergers create uncertainty. We want to solidify our commitment to you, so here are several items we want you to know about right from the start:

* American National intends to continue to use the Farm Family name and logo.

* American National intends to maintain the Farm Family headquarters in Glenmont, New York for the foreseeable future.

* Philip P. Weber will continue as President and Chief Executive Officer of Farm Family and will maintain his management team. The Farm Family agency force will continue with access to new products, services, and territories.

* Farm Family will be an integral part of delivering comprehensive financial services to the agribusiness and rural and suburban communities on a national basis.

* American National has committed to maintain employee compensation and benefits at the same level in the aggregate for at least twelve months following the closing of the transaction.

* In order to show Farm Family's and American National's commitment to our employees, we have enhanced the Farm Family Employee Severance Plan to increase severance in the event of job elimination to two weeks for each year of service (with a minimum of four weeks and a maximum of one year). This enhancement is effective immediately and will continue for three years following the closing of the transaction.

American National recognizes and values the expertise and knowledge of Farm Family's agents, employees and management, and their contribution to Farm Family's success. American National is committed to maintaining and growing the strong relationships that Farm Family has developed with its agents, agribusiness customers, and the Farm Bureaus(R). We believe this combination will result in a more successful company.

This is an exciting time. We look forward to the future with confidence!




/s/ G. Richard Ferdinandtsen                 /s/ Philip P. Weber
-----------------------------------          ----------------------------------
G. Richard Ferdinandtsen                     Philip P. Weber
President & Chief Operating Officer          President & Chief Executive Officer
AMERICAN NATIONAL INSURANCE COMPANY          FARM FAMILY HOLDINGS, INC.

In connection with the proposed merger, Farm Family will file a proxy statement with the Securities and Exchange Commission (the "SEC"). WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain a copy of the proxy statement (when available) and other documents filed by Farm Family free of charge at the SEC's web site, http://www.sec.gov or at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, documents filed by Farm Family can be obtained by contacting Farm Family at the following address and telephone number: Farm Family Holdings, Inc. Attention: Investor Relations, P.O. Box 656, Albany, NY 12201-0656 (518) 431-5036.

Farm Family and its officers, directors and certain other employees of Farm Family may be soliciting proxies from Farm Family stockholders in favor of the proposed merger and may be deemed to be "participants in the solicitation" under the rules of SEC. Information regarding the interests of the participants in the solicitation will be set forth in the proxy statement when it becomes available.

Safe Harbor Statement under The Private Securities Litigation Reform Act of
1995:

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on managements' current knowledge, expectations, estimates, beliefs and assumptions. The forward-looking statements in this document include, but are not limited to, statements of the plans and objectives of each of American National Insurance Company ("American National") and Farm Family Holdings, Inc. ("Farm Family") or their managements', statements of future economic performance and assumptions underlying statements regarding American National and Farm Family or their businesses. Readers are hereby cautioned that certain events or circumstances could cause actual results to differ materially from those estimated, projected, or predicted. The forward-looking statements in this document are not guarantees of future performance and are subject to a number of important risks and uncertainties, many of which are outside American National's and Farm Family's control, that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the satisfaction of the closing conditions set forth in the merger agreement (which conditions include but are not limited to the approval of the holders of the majority of the outstanding shares of voting stock of Farm Family, approval of the New York Insurance Department and other governmental approvals), and other risks listed from time to time in Farm Family's Securities and Exchange Commission filings, including Form 10-K filed for the fiscal year ended December 31, 1999 and Forms 10-Q filed for the quarters ended March 31, 2000 and June 30, 2000.

October 31, 2000



To: All Agents of Farm Family Casualty Insurance Company, Farm Family Life Insurance Company and United Farm Family Insurance Company



Today, American National Insurance Company (NASDAQ: ANAT) ("American National") and Farm Family Holdings, Inc. (NYSE: FFH) ("Farm Family") announced a definitive merger agreement under which American National will acquire Farm Family at a price of $44 per share for Farm Family's Common Stock and $35.72 per share for Farm Family's Series A Preferred Stock in cash. The consideration to be paid to the holders of the Series A Preferred Stock will also include any accrued and unpaid dividends to the closing date. Although the transaction is subject to shareholder and regulatory approvals, we expect the transaction to close late in the first quarter of 2001.

We are all very excited at the prospects and opportunities created by this combination. We believe this strategic transaction creates opportunities for our agents and employees. The addition of Farm Family to the American National Family of Companies strengthens our business opportunities in the financial services industry as we move forward - together. We view this as an opportunity to increase the strength of both companies.

We encourage you all to review the press releases and company information we have provided. Additional information about the companies is available at www.anico.com and www.farmfamily.com. Further, we will continue to communicate with you directly to respond to your inquiries, and to keep you apprised of our plans to succeed.

We understand that mergers create uncertainty. We want to solidify our commitment to you, so here are several items we want you to know about right from the start:

* American National intends to continue to use the Farm Family name and logo.

* American National intends to maintain the Farm Family headquarters in Glenmont, NY for the foreseeable future.

* Philip P. Weber will continue as President and Chief Executive Officer of Farm Family and will maintain his management team.

* Farm Family will be an integral part of delivering comprehensive financial services to the agribusiness and rural and suburban communities on a national basis.

American National recognizes and values the expertise and knowledge of Farm Family's agents, employees and management, and their contribution to Farm Family's success. American National is committed to maintaining and growing the strong relationships that Farm Family has developed with its agents, agribusiness customers, and the Farm Bureaus(R). We believe this combination will result in a more successful company.

We believe the combination with American National will create numerous opportunities for our agents. Your access to American National's extensive financial network will enable you to better compete and succeed in the market. American National has a wide variety of life insurance products as well as tailored personal lines property/casualty products which we believe will allow you to further penetrate the markets you serve. Further, the American National Family of Companies includes a broker/dealer so you will have access to mutual funds, variable insurance and annuity products, and other financial services. Clearly, this combination opens up new products, services, and territories to further enhance your ability to succeed.

We expect to have an Agent Meeting later in November to introduce you to the American National people, products and services.

This is an exciting time. We look forward to the future with confidence!



/s/ G. Richard Ferdinandtsen                 /s/ Philip P. Weber
--------------------------                   ------------------------------
G. Richard Ferdinandtsen                     Philip P. Weber
President & Chief Operating Officer          President & Chief Executive Officer
AMERICAN NATIONAL INSURANCE COMPANY          FARM FAMILY HOLDINGS, INC.

In connection with the proposed merger, Farm Family will file a proxy statement with the Securities and Exchange Commission (the "SEC"). WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain a copy of the proxy statement (when available) and other documents filed by Farm Family free of charge at the SEC's web site, http://www.sec.gov or at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, documents filed by Farm Family can be obtained by contacting Farm Family at the following address and telephone number: Farm Family Holdings, Inc. Attention: Investor Relations, P.O. Box 656, Albany, NY 12201-0656 (518) 431-5036.

Farm Family and its officers, directors and certain other employees of Farm Family may be soliciting proxies from Farm Family stockholders in favor of the proposed merger and may be deemed to be "participants in the solicitation" under the rules of SEC. Information regarding the interests of the participants in the solicitation will be set forth in the proxy statement when it becomes available.

Safe Harbor Statement under The Private Securities Litigation Reform Act of
1995:

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on managements' current knowledge, expectations, estimates, beliefs and assumptions. The forward-looking statements in this document include, but are not limited to, statements of the plans and objectives of each of American National Insurance Company ("American National") and Farm Family Holdings, Inc. ("Farm Family") or their managements', statements of future economic performance and assumptions underlying statements regarding American National and Farm Family or their businesses. Readers are hereby cautioned that certain events or circumstances could cause actual results to differ materially from those estimated, projected, or predicted. The forward-looking statements in this document are not guarantees of future performance and are subject to a number of important risks and uncertainties, many of which are outside American National's and Farm Family's control, that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the satisfaction of the closing conditions set forth in the merger agreement (which conditions include but are not limited to the approval of the holders of the majority of the outstanding shares of voting stock of Farm Family, approval of the New York Insurance Department and other governmental approvals), and other risks listed from time to time in Farm Family's Securities and Exchange Commission filings, including Form 10-K filed for the fiscal year ended December 31, 1999 and Forms 10-Q filed for the quarters ended March 31, 2000 and June 30, 2000.

Who is American National?

American National Insurance Company, headquartered in Galveston, Texas, was founded in 1905 and had approximately $9.1 billion in assets and net income of approximately $267 million as of and for the year ended December 31, 1999. American National's property and casualty subsidiary, American National Property and Casualty Company, is based in Springfield, Missouri. Both companies have been assigned a Best's rating of A+ (Superior) by A.M. Best Company.

American National Insurance Company is the parent company in the American National Family of Companies, which offers a broad range of insurance coverages, including individual and group life and health insurance and annuities, personal line property/casualty insurance and credit insurance. The American National Family of Companies also offers a variety of other financial products, including mutual funds, variable life and variable annuities through registered representatives of a wholly-owned broker-dealer, money manager and investment advisor subsidiary.

What is the proposed transaction?

The Boards of Directors of Farm Family Holdings, Inc. and American National Insurance Company have each approved a definitive merger agreement whereby Farm Family Holdings, Inc. would become a subsidiary of American National Insurance Company.

When will the transaction occur?

The completion of the transaction is subject to certain closing conditions, including the approval of the stockholders of Farm Family Holdings, Inc., the New York Insurance Department and certain other regulatory approvals.

The companies expect to complete the transaction late in the first quarter of 2001.

What happens to the common stock of Farm Family Holdings, Inc.?

Upon closing the transaction, the common stock of Farm Family Holdings, Inc. will be cancelled and converted automatically into the right to receive $44 per share in cash in exchange for each share of Farm Family Holdings, Inc. common stock owned.

Following the closing of the transaction, a mailing will be sent to each common stockholder of Farm Family Holdings, Inc. with instructions for surrendering their common stock certificates in exchange for cash in an amount equal to $44 per share.

What happens to the Series A Preferred Stock?

Upon closing the transaction, the Series A Preferred Stock of Farm Family Holdings, Inc. will be cancelled and converted automatically into the right to receive $35.72 per share in cash plus any accrued and unpaid interest until the closing date in exchange for each share of Farm Family Holdings, Inc. Series A Preferred Stock owned.

Following the closing of the transaction, a mailing will be sent to each Series A Preferred Stockholder of Farm Family Holdings, Inc. with instructions for surrendering their Series A Preferred Stock certificates in exchange for cash in an amount equal to $35.72 per share plus any accrued and unpaid dividends to the closing date.

What happens to the Farm Family Companies?

Upon closing of the transaction, Farm Family Holdings, Inc. will become a subsidiary of American National Insurance Company.

The Farm Family Companies will continue to operate under their current names and will keep their headquarters in Glenmont, New York.

What happens to my Farm Family insurance policies? to my Farm Family agent?

The proposed transaction deals only with the corporate structure of the Farm Family companies. There will not be any change in your present insurance policy from Farm Family, or any change in your relationship with your Farm Family agent.

What happens to the Farm Bureau relationship?

The Farm Bureaus and the Farm Family Companies have a long and successful partnership. Together, Farm Family and Farm Bureau have built a strong insurance service which specializes in serving the needs of agribusiness. As a result of the combination with American National, Farm Family will be able to offer its customers a wider range of high-quality insurance products and services.

What happens to the Membership List Purchase Agreements between Farm Family Life Insurance Company, Farm Family Casualty Insurance Company and the Farm Bureaus?

The current term of the Membership List Purchase Agreements expires December 31, 2001. If the transaction is completed, American National intends to renew Membership List Purchase Agreements for two years until December 31, 2003.

Will Farm Bureau Membership continue to be required?

American National intends to continue to require Farm Bureau membership for insurance with Farm Family Casualty Insurance Company.

Who may I call if I have questions about the proposed transaction?

Please call Farm Family's Home Office at (518) 431-5000.

In connection with the proposed merger, Farm Family will file a proxy statement with the Securities and Exchange Commission (the "SEC"). WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain a copy of the proxy statement (when available) and other documents filed by Farm Family free of charge at the SEC's web site, http://www.sec.gov or at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, documents filed by Farm Family can be obtained by contacting Farm Family at the following address and telephone number: Farm Family Holdings, Inc. Attention: Investor Relations, P.O. Box 656, Albany, NY 12201-0656 (518) 431-5036.

Farm Family and its officers, directors and certain other employees of Farm Family may be soliciting proxies from Farm Family stockholders in favor of the proposed merger and may be deemed to be "participants in the solicitation" under the rules of SEC. Information regarding the interests of the participants in the solicitation will be set forth in the proxy statement when it becomes available.

Safe Harbor Statement under The Private Securities Litigation Reform Act of
1995:

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on managements' current knowledge, expectations, estimates, beliefs and assumptions. The forward-looking statements in this document include, but are not limited to, statements of the plans and objectives of each of American National Insurance Company ("American National") and Farm Family Holdings, Inc. ("Farm Family") or their managements', statements of future economic performance and assumptions underlying statements regarding American National and Farm Family or their businesses. Readers are hereby cautioned that certain events or circumstances could cause actual results to differ materially from those estimated, projected, or predicted. The forward-looking statements in this document are not guarantees of future performance and are subject to a number of important risks and uncertainties, many of which are outside American National's and Farm Family's control, that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the satisfaction of the closing conditions set forth in the merger agreement (which conditions include but are not limited to the approval of the holders of the majority of the outstanding shares of voting stock of Farm Family, approval of the New York Insurance Department and other governmental approvals), and other risks listed from time to time in Farm Family's Securities and Exchange Commission filings, including Form 10-K filed for the fiscal year ended December 31, 1999 and Forms 10-Q filed for the quarters ended March 31, 2000 and June 30, 2000.